EXHIBIT 99.1


                             Contact: Deidre Watters
                                  Ulticom, Inc.
                                1020 Briggs Road
                         Mount Laurel, New Jersey 08054
                                 (856) 787-2788


                   ULTICOM, INC. SETS 2002 ANNUAL MEETING DATE


MOUNT LAUREL, NJ, April 19 2002 - Ulticom, Inc. (NASDAQ: ULCM) today announced that the Company's annual shareholders' meeting will be held Tuesday, June 18, 2002. The meeting site and time will be communicated to shareholders in the proxy materials distributed for the annual meeting.

                               About Ulticom, Inc.
Ulticom, Inc. provides service enabling signaling software for wireless, wireline and Internet communications in Intelligent, Converged and Programmable Networks. Ulticom's Signalware products are used by the telecommunication industry's leading equipment and service providers worldwide. Traded on NASDAQ as ULCM, Ulticom is headquartered in Mount Laurel, New Jersey with additional offices in Texas and France.
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